Exhibit 99.2

Claymont Steel to Request the SEC to Withdraw Its S-1 Filing

CLAYMONT, Del., Aug 1, 2007 (PrimeNewswire via COMTEX News Network) —

Claymont Steel Holdings (Nasdaq:PLTE) announced today that, at the direction of its selling stockholder, it is requesting that the SEC withdraw from registration its recent S-1 filing. The selling stockholder advised the Company that in light of poor market conditions and the recent decline in the Company’s stock price, the selling stockholder currently has no plans to sell any of its holdings.